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                               Exhibit 10.38

                                AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                                    OF
                   GOVERNMENT TECHNOLOGY SERVICES, INC.


     GOVERNMENT TECHNOLOGY SERVICES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Corporation's Certificate of Amendment is hereby amended by amending and restating Section A of Article Fourth thereof to read as follows:

               A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty million six hundred eighty thousand eight hundred fifty (20,680,850) shares, consisting of:

                    (a) Six hundred eighty thousand eight hundred fifty (680,850) shares, par value twenty-five cents per share ($0.25), to be designated Preferred Stock; and

                    (b) Twenty Million (20,000,000) shares, par value five mills per share ($0.005), to be designated Common Stock.


     2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, GOVERNMENT TECHNOLOGY SERVICES, INC. has caused this Certificate to be executed by its duly authorized officer on this 12th day of May, 1998.


                              GOVERNMENT TECHNOLOGY SERVICES, INC.


                              By:    /s/ M. DENDY YOUNG
                                   -----------------------------------
                                   Name:  M. Dendy Young
                                   Title:  Chairman, President and CEO